Exhibit 10.2
EXECUTION COPY
THIRD AMENDMENT
Dated as of December 27, 2005
LOAN AND SERVICING AGREEMENT
Dated as of December 18, 2002
     This THIRD AMENDMENT (this “Amendment”), dated as of December 27, 2005 is entered into among ACE FUNDING LLC, a Delaware limited liability company (the “Borrower”), ACE CASH EXPRESS, INC., a Texas corporation, individually (“ACE”) and as Check-Casher (in such capacity, the “Check-Casher”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the “Lender”), DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN (“DZ Bank”), as administrative agent for Lender (in such capacity, the “Administrative Agent”) and as liquidity agent for Liquidity Providers (in such capacity, the “Liquidity Agent”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).
RECITALS
     WHEREAS, the parties hereto have entered into a certain Loan and Servicing Agreement, dated as of December 18, 2002, as amended by that certain First Amendment, dated as of December 22, 2003 and that certain Second Amendment, dated as of December 15, 2004 (and as further amended, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”);
     WHEREAS, the parties hereto wish to make certain amendments to the Loan and Servicing Agreement as herein provided;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the Loan and Servicing Agreement, the parties hereto agree as follows:
     SECTION 1. Definitions. All capitalized terms used but not defined herein are used as defined in the Loan and Servicing Agreement.
     SECTION 2. Amendments to Loan and Servicing Agreement. Effective as of the date that the conditions set forth in Section 3 hereof are satisfied, the Loan and Servicing Agreement is hereby amended as follows:
     2.1. Schedules I, II and III to the Loan and Servicing Agreement are hereby replaced with Schedules I, II and III hereto.
     2.2. Each and every reference in the Loan and Servicing Agreement to Imperial Capital Bank, a California state-chartered bank, is hereby replaced with reference to HSBC Bank USA, N.A., a national banking association.
     2.3. Appendix A to the Loan and Servicing Agreement is hereby amended by replacing the following definition in its entirety as follows:

     “Termination Event” means each of the following events:
(a)	An Event of Default occurs and is continuing;

(b)	HSBC’s short-term ratings shall be below “P-2” by Moody’s, “F-2” by Fitch or “A-2” by Standard & Poor’s at any time;

(c)	HSBC’s long-term ratings shall be below “Baa2” by Moodys, “BBB” by Fitch or “BBB” by Standard & Poor’s;

(d)	The occurrence of any Regulatory Change that requires the Lender to cease issuing Commercial Paper Notes or lending funds hereunder, or that requires any Liquidity Provider to terminate its commitment under the Liquidity Agreement;

(e)	Any approved Tax Provider’s long-term rating, as determined by Moody’s, shall be below “Baa3”;

(f)	The occurrence of the Maturity Date;

(g)	An Event of Bankruptcy shall have occurred and remain continuing with respect to any Approved Tax Provider; or

(h)	HSBC shall receive notice of any potential enforcement action or imposition of civil money damages from, or become subject to any regulatory order or enforcement action by, any of its applicable governmental regulators, and such circumstance is, in the reasonable opinion of the Administrative Agent, reasonably likely to have a Material Adverse Effect.
     2.4. Appendix A to the Loan and Servicing Agreement is hereby amended by inserting the following definition in appropriate alphabetical sequence: ““HSBC” means HSBC Bank USA, N.A., a national banking association.”
     2.5. Appendix A to the Loan and Servicing Agreement is hereby amended by deleting the following definition in its entirety: ““Household” means Household International, Inc.”
     SECTION 3. Conditions Precedent. This Amendment shall become effective on the date when:
     3.1. the Administrative Agent shall have received an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Administrative Agent of the execution and delivery of this Amendment by such parties;

     3.2. the Collateral Agent shall have received either a fully-executed copy of a Letter of Credit or a copy of an errors and omissions policy for the 2006 Usage Period;
     3.3. the Administrative Agent shall have received proof of insurance reasonably acceptable to the Administrative Agent covering any theft, destruction, or other loss of Cash while such Cash is located in an SSM naming the Collateral Agent as loss payee;
     3.4. the Administrative Agent shall have received a pro forma Borrowing Base Report and a pro forma Servicing Report, prepared in respect of the proposed initial Borrowing for the 2006 Usage Period;
     3.5. the Administrative Agent shall have received good standing certificate for Borrower issued by the Secretary of State of Delaware and a good standing certificate for the Check-Casher issued by the Secretary of State of Texas;
     3.6. the Administrative Agent shall have received UCC search reports for the Borrower and the Check-Casher;
     3.7. the Administrative Agent shall have received letters from the rating agencies then rating the Commercial Paper Notes confirming that the existing ratings of the Commercial Paper Notes will remain in effect after giving effect to this Amendment and otherwise affirming the existing ratings of the Commercial Paper Notes;
     3.8. the Liquidity Provider shall have extended its liquidity funding commitment pursuant to Section 2.10(a) of the Liquidity Agreement to May 31, 2006; and
     3.9. the Administrative Agent shall have confirmed receipt in immediately available funds of the Annual Commitment Fee and all other amounts payable under the Fee Letter on or prior to the date of the initial Borrowing for the 2006 Usage Period.
     SECTION 4. Miscellaneous.
     4.1. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrower, the Check-Casher and ACE hereby reaffirms all covenants, representations and warranties made in the Loan and Servicing Agreement to the extent the same are not amended or waived hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
     4.2. Representations and Warranties. Each of the Borrower, the Check-Casher and ACE hereby represents and warrants that (i) there have been no material changes to any Approved Courier Agreement, any Approved Vault Bank Agreement, any SSM Acknowledgment, any Agent Bank Acknowledgment, any Approved Tax Provider Acknowledgment, any agreements with Approved Tax Providers, any agreements with the Approved Bank or any other agreement relating to the SSMs or the transportation of Cash or Checks (including any agreements referred to in Section 5.01(l), (n), (p), (q) or

(w) of the Loan and Servicing Agreement) or the parties thereto since the prior Usage Period, or any such changes have been otherwise consented to by the Liquidity Agent; (ii) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms; (iii) upon the effectiveness of this Amendment, no Termination Event or Event of Default shall exist; and (iv) the current form of Approved Cashier’s Check and Approved RAL Agreement have been delivered to the Administrative Agent.
     4.3. References to Loan and Servicing Agreement. Upon the effectiveness of this Amendment, each reference in the Loan and Servicing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan and Servicing Agreement as amended hereby, and each reference to the Loan and Servicing Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan and Servicing Agreement shall mean and be a reference to the Loan and Servicing Agreement as amended hereby.
     4.4. Effect on Loan and Servicing Agreement. Except as specifically amended above, the Loan and Servicing Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     4.5. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, the Collateral Agent or Administrative Agent under the Loan and Servicing Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
     4.6. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     4.7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     4.8. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
     4.9. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACE FUNDING LLC

By	/s/ WILLIAM S. MCCALMONT

Title: Executive Vice President and CFO

ACE CASH EXPRESS, INC.,
individually and as Check-Casher

By	/s/ WILLIAM S. MCCALMONT

Title: Executive Vice President and CFO

AUTOBAHN FUNDING COMPANY LLC,
as Lender

By:	DZ BANK AG DEUTSCHE ZENTRAL-
GENOSSENSCHAFTSBANK FRANKFURT
AM MAIN

By	/s/ PATRICK PREECE

Title:

By	First Vice President

Title:

DZ BANK AG DEUTSCHE ZENTRAL-
GENOSSENSCHAFTSBANK
FRANKFURT AM MAIN,
as Administrator and as Liquidity Agent

By	/s/ RICHARD WISNIEWSKI

Title:

By	Senior Vice President

Title:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By	/s/ MICHELLE MOELLER

Title: Assistant Vice President

SCHEDULE I

SCHEDULE II

SCHEDULE III
None.